UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO
THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS
MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT
NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S
NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO
TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE
REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER
JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY
BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE
DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS
EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY,
BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL
BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")); (2)
AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS
PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY
COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, PRIOR TO THE EXPIRATION
OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k)
UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO SCIENTIFIC
GAMES CORPORATION (THE "ISSUER"), (B) PURSUANT TO A REGISTRATION STATEMENT THAT
HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE
EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE
ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, IN COMPLIANCE WITH RULE 144A TO A
PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES
FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO
WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR
(D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S
RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO
REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER
INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO
EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE
EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE
TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(B) ABOVE OR UPON ANY TRANSFER OF
THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR
PROVISION).

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS
AGREEMENT DATED DECEMBER 23, 2004 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE
BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS
AGREEMENT.

                          SCIENTIFIC GAMES CORPORATION

            0.75% CONVERTIBLE SENIOR subordinated DEBENTURE DUE 2024

                                                           CUSIP No. 80874P AC 3
                                                           ISIN No. US80874PAC32

No. 002                                                              $25,000,000

Scientific Games Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "COMPANY", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of TWENTY FIVE MILLION Dollars, as such sum may be increased or reduced as reflected on the records of the Trustee in accordance with the Indenture on December 1, 2024 in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from December 23, 2004 or from the most recent Interest Payment Date to which Interest has been paid or duly provided for, on June 1 and December 1 of each year, commencing June 1, 2005, in like coin or currency, at the rate of 0.75% per annum until, but not including, June
1, 2010, and at the rate of 0.50% per annum on June 1, 2010 and thereafter, until the principal amount is paid or made available for payment on December 1,
2024, or upon acceleration, or until such date on which the Debentures are redeemed, repurchased or converted as provided in the Indenture. Pursuant to the
Registration Rights Agreement, in the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, subject to certain exceptions set forth in the Registration Rights Agreement, Additional Amounts
will accrue on this Debenture (if this Debenture is then a "Transfer Restricted
Security" as defined in the Registration Rights Agreement) at a rate of 0.25%
per annum for the first 90-day period during which a Registration Default shall have occurred and be continuing and 0.50% per annum thereafter from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. All references in this Debenture and in the Indenture to Interest payable on any
Debenture include any such Additional Amounts. Except as otherwise provided in the Indenture, the Interest payable on the Debenture pursuant to the Indenture on any June 1 or December 1 will be paid to the Person entitled thereto as it appears in the Debenture Register at the close of business on the Regular Record
Date, which shall be the May 15 or November 15 (whether or not a Business Day)
next preceding such June 1 or December 1, as provided in the Indenture; provided that any such Interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay Interest (i) on any
Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register (or, upon written notice, by wire transfer in immediately available funds, if such Person is entitled to Interest on Debentures with an aggregate principal amount in excess of $2,000,000) (except at Stated Maturity, at which time Interest payable on the
Debentures shall be payable with the principal amount at the Company's office or agency in New York City)

or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.

         The Company promises to pay interest on overdue principal and (to the extent that payment of such interest is enforceable under applicable law)
Interest at the rate then borne by the Debentures.

         Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Debenture the right to convert this Debenture into cash or a combination of cash and Common Stock of the Company, as the case may be, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         THIS DEBENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE
PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF
ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

                                           SCIENTIFIC GAMES CORPORATION

                                           by /s/ Martin E. Schloss
                                             ----------------------------
                                             Name:  Martin E. Schloss
                                             Title: Vice President and Secretary

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-named Indenture.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, as Trustee

                                           by /s/ Joseph P. O'Donnell
                                             ----------------------------
                                                 Authorized Signatory

                          SCIENTIFIC GAMES CORPORATION

            0.75% CONVERTIBLE SENIOR SUBORDINATED DEBENTURE DUE 2024

         This Debenture is one of a duly authorized issue of Debentures of the
Company, designated as its 0.75% Convertible Senior Subordinated Debentures due
2024 (herein called the "DEBENTURES"), limited in aggregate principal amount to
$250,000,000 (or $275,000,000 if the Initial Purchasers of the Debentures
exercise in full their option to purchase additional Debentures), issued and to be issued under and pursuant to an Indenture dated as of December 23, 2004
(herein called the "INDENTURE"), among the Company, the Guarantors and Wells
Fargo Bank, National Association, as trustee (herein called the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantors and the
holders of the Debentures.

         The payment by the Company of the principal of and Interest on, as well as the payment of cash due upon conversion of, the Debentures is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each Guarantor that is a party to the Indenture and, subject to certain exceptions, may become guaranteed by any Subsidiary of the Company that guarantees or otherwise incurs Qualified Indebtedness (as defined in, and to the extent set forth in, the Indenture). Upon discharge of all such Qualified
Indebtedness of a Guarantor, or the discharge of all guarantees by such
Guarantor of Qualified Indebtedness of the Company and its Subsidiaries after giving effect to the merger or sale of such Guarantor, or as otherwise set forth in the Indenture, its Guarantee of the Debentures will be released.

         The Debentures are subordinated to Senior Debt of the Company and the
Guarantor Senior Debt of the Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture,
Senior Debt and Guarantor Senior Debt must be paid before the Debentures may be paid (including payments in respect of the cash required to be delivered upon conversion). Each holder by accepting a Debenture agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

         In case an Event of Default shall have occurred and be continuing, the principal of and accrued Interest on all Debentures may be declared to be by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding, and upon said declaration shall become, due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company, the
Guarantors and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or

eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the
Debentures, subject to the exceptions set forth in Sections 11.01 and 11.02 of the Indenture. The holders of a majority in aggregate principal amount of the
Debentures at the time outstanding may on behalf of the holders of all of the
Debentures waive any past default or Event of Default under the Indenture and its consequences, subject to the exceptions set forth in Section 7.07 of the
Indenture. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any
Debentures which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other
Debentures.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligations of the Company or the
Guarantors, which are absolute and unconditional, to pay the principal of and
Interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

         The Debentures are issuable in fully registered form, without interest coupons, in denominations of $1,000 principal amount and any multiple of $1,000.
At the office or agency of the Company maintained for such purpose, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of any other authorized denominations.

         At any time on or after June 1, 2010, the Debentures may be redeemed at the option of the Company, in whole or in part, in cash upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the
Redemption Date to the holders of Debentures at their last registered addresses as set forth in the Debenture Register, all as provided in the Indenture, at a
Redemption Price equal to 100% of the principal amount of Debentures being redeemed plus accrued and unpaid Interest to, but excluding, the Redemption
Date; provided that if the applicable Redemption Date is after a Regular Record
Date and on or prior to the corresponding Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on the Redemption Date to the holder of record on the applicable Regular Record Date.

         The Debentures will not be redeemable at the option of the Company before June 1, 2010, except that the Company may require holders to dispose of
Debentures or, if not so disposed, may redeem such holders' Debentures in order to comply with applicable gaming laws as set forth in Article IV of the
Indenture.

         The Company may not give notice of any redemption of the Debentures if a default in the payment of Interest on the Debentures has occurred and is continuing.

         The Debentures are not subject to redemption through the operation of any sinking fund.

         If a Fundamental Change occurs at any time prior to maturity of the
Debentures, the holders will have the right to require the Company to repurchase all or any portion of the Debentures on a Fundamental Change Repurchase Date
specified by the Company, which shall be no later than 35 days after notice thereof, at a Fundamental Change Repurchase Price equal to 100% of the principal amount thereof, together with accrued Interest to (but excluding) the
Fundamental Change Repurchase Date; provided that if the applicable Fundamental
Change Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Interest payable on such Interest
Payment Date shall be paid on such Interest Payment Date to the holders of record of such Debentures on the Regular Record Date instead of the holders surrendering such Debentures for repurchase on such date. The Company shall mail to all holders of record of the Debentures a notice of the occurrence of a
Fundamental Change and of the repurchase right arising as a result thereof on or before the 30th day after the occurrence of such Fundamental Change. For a
Debenture to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, the form entitled "Form of
Fundamental Change Repurchase Election" on the reverse of the Debenture duly completed at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, and such
Debenture, duly endorsed for transfer (or if such Debenture is a Global
Debenture, book-entry transfer of such Debenture), as set forth in the
Indenture.

         Subject to the terms and conditions of the Indenture, the holders will have the right to require the Company to repurchase all or any portion of the
Debentures on June 1, 2010, December 1, 2014 and December 1, 2019 at a Company
Repurchase Price of 100% of the principal amount, plus any accrued and unpaid
Interest on such Debentures to, but excluding, the Company Repurchase Date;
provided that the Interest payable on the applicable Company Repurchase Date shall be paid on such Interest Payment Date to the holders of record of such
Debentures on the Regular Record Date instead of the holders surrendering such
Debentures for repurchase on such date. To exercise such right, a holder must deliver to the Company the form entitled "Form of Company Repurchase Election"
on the reverse of the Debenture duly completed at any time from the opening of business on the date that is 22 Business Days prior to such Company Repurchase
Date until the close of business on the date that is two Business Days prior to the Company Repurchase Date, and such Debenture, duly endorsed for transfer (or if such Debenture is a Global Debenture, book-entry transfer of such Debenture), as set forth in the Indenture.

         The Company Repurchase Price to be paid on any of June 1, 2010,
December 1, 2014 and December 1, 2019 and the Fundamental Change Repurchase
Price

to be paid on any Fundamental Change Repurchase Date shall be paid in cash, subject to the terms and conditions of the Indenture.

         Holders have the right to withdraw any Repurchase Election by delivering to the Paying Agent a written notice of withdrawal up to the close of business on the Business Day immediately preceding the Repurchase Date, all as provided in the Indenture.

         If money sufficient to pay the Repurchase Price with respect to all
Debentures or portions thereof to be repurchased as of any Repurchase Date is deposited with the Paying Agent, then on and after such Repurchase Date
(provided that payment therefrom is not prohibited by Article XVI or XVIII of the Indenture), Interest will cease to accrue on such Debentures (or portions thereof), and the holder thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Debenture.

         Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the Stated Maturity of the Debentures, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the Debentures into 34.3643 shares of the Company's Common Stock
(equivalent to a Conversion Price of approximately $29.10 per share), as such shares shall be constituted at the date of conversion, to be settled in cash or a combination of cash and shares of Common Stock, as described in the Indenture, and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Debenture (if certificated) with the form entitled "Form of
Conversion Notice" on the reverse hereof duly completed and manually signed, to the Company at the office or agency of the Conversion Agent, together with any funds required pursuant to the Indenture, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the
Company duly executed by, the holder or by his duly authorized attorney. The
Company will notify the holder thereof of any event triggering the right to convert the Debentures as specified above in accordance with the Indenture. In order to exercise the conversion right with respect to any interest in a Global
Debenture, the holder must complete the appropriate instruction form pursuant to the Depositary's book-entry conversion program, deliver by book-entry delivery an interest in such Global Debenture, furnish appropriate endorsements and transfer documents if required pursuant to the terms of the Indenture. Upon conversion, the Company will deliver cash equal to the lesser of the aggregate principal amount of Debentures being converted and the Conversion Value, and shares of Common Stock in respect of the remainder, if any, of the Conversion
Value.

         If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Stock, or (iii)
sells or conveys its properties and assets substantially as an entirety to any
Person, the right to convert a Debenture into shares of Common Stock may be changed into a right to convert it into the kind or amount of cash, securities or other property receivable upon such event, in each case in accordance with the Indenture.

         In addition, following certain transactions described in the Indenture
(subject to the requirements of Section 15.01(d) of the Indenture) that occur prior to June 1, 2010 that constitute certain types of Fundamental Changes, a holder who elects to convert its Debentures in connection with such transaction will be entitled to receive Additional Common Stock upon conversion. In certain circumstances involving the acquisition of the Company by a public acquirer, the
Company may elect, in lieu of issuing Additional Common Stock, to provide for the conversion of the Debentures into shares of the public acquirer as set forth in Section 15.12 of the Indenture.

         No adjustment in respect of Interest on any Debenture converted or dividends on any shares issued upon conversion of such Debenture will be made upon any conversion except as set forth in the next sentence. If this Debenture
(or portion hereof) is surrendered for conversion during the period from the close of business on any Regular Record Date for the payment of Interest to the opening of business on the immediately following Interest Payment Date, this
Debenture (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a
Regular Record Date and on or prior to the next Interest Payment Date, (2) if the Company has specified a Fundamental Change Repurchase Date that is after a
Regular Record Date and on or prior to the next Interest Payment Date or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Debenture.

         No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion.

         A Debenture in respect of which a holder is exercising its right to require repurchase upon a Fundamental Change or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

         The Company, the Guarantors, the Trustee, any Paying Agent, any
Conversion Agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this
Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture
Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor other Conversion Agent nor any
Debenture Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

         No recourse for the payment of the principal of or Interest on this
Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantors in the Indenture or any supplemental indenture or in any
Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company, any
Guarantor or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common              CUST -    custodian
TEN ENT - as tenant by the entireties       U/G/M/A - Uniform Gifts to Minors
JT TEN -  as joint tenants with right of              Act
          survivorship and not as tenants
          in common

         Additional abbreviations may also be used though not in the above list.

                                     FORM OF
                                CONVERSION NOTICE

TO:  SCIENTIFIC GAMES CORPORATION
     WELLS FARGO BANK, NATIONAL ASSOCIATION

         The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is
$1,000 principal amount or a multiple thereof) below designated, into cash or a combination of cash and shares of Common Stock of Scientific Games Corporation, as the case may be, in accordance with the terms of the Indenture referred to in this Debenture, and directs that the funds in payment of the lesser of the principal amount of the Debentures being converted and the Conversion Value, together with funds in lieu of fractional shares, if any, any shares issuable and deliverable upon such conversion and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If funds, shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of Interest, if any, accompanies this Debenture.

Dated:
      --------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  Signature(s)

                                                  Signature(s) must be
                                                  guaranteed by an "eligible
                                                  guarantor institution" meeting
                                                  the requirements of the
                                                  Debenture Registrar, which
                                                  requirements include
                                                  membership or participation in
                                                  the Security Transfer Agent
                                                  Medallion Program ("STAMP") or
                                                  such other "signature
                                                  guarantee program" as may be
                                                  determined by the Debenture
                                                  Registrar in addition to, or
                                                  in substitution for, STAMP,
                                                  all in accordance with the
                                                  Securities Exchange Act of
                                                  1934, as amended.

                                                  ------------------------------
                                                  Signature Guarantee

         Fill in the registration of shares of Common Stock, if any, to be issued, and Debentures, if any, to be delivered, other than to and in the name of the registered holder:

----------------------------------------
(Name)

----------------------------------------
(Street Address)

----------------------------------------
(City, State and Zip Code)

----------------------------------------
Please print name and address

Principal amount to be converted
(if less than all):

$
 ---------------------------------------

Social Security or Other Taxpayer
Identification Number:

----------------------------------------

                                     FORM OF
                     FUNDAMENTAL CHANGE REPURCHASE ELECTION

TO:  SCIENTIFIC GAMES CORPORATION
     WELLS FARGO BANK, NATIONAL ASSOCIATION

         The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Scientific Games Corporation (the
"Company") as to the occurrence of a Fundamental Change with respect to the
Company and requests and instructs the Company to repurchase the entire principal amount of this Debenture, or the portion thereof (which is $1,000 principal amount or a multiple thereof) below designated, as of the Fundamental
Change Repurchase Date stated below in accordance with the terms and conditions of this Debenture and the Indenture referred to in this Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued Interest to, but excluding, the Fundamental Change Repurchase Date stated below, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:
       ------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Fundamental Change Repurchase Date:

Debenture Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

                                     FORM OF
                           COMPANY REPURCHASE ELECTION

TO:  SCIENTIFIC GAMES CORPORATION
     WELLS FARGO BANK, NATIONAL ASSOCIATION

         The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Scientific Games Corporation (the
"Company") regarding the right of holders to elect to require the Company to repurchase the Debentures and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is
$1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued Interest to, but excluding, the Company Repurchase Date, to the registered holder hereof.
Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Debentures shall be repurchased by the
Company as of the Company Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:
      ------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Debenture Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

                                   ASSIGNMENT

         For value received ______________________________hereby sell(s)
assign(s) and transfer(s) unto ___________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints
______________________________________ attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

         In connection with any transfer of the Debenture prior to the expiration of the holding period applicable to sales thereof under Rule 144(k)
under the Securities Act (or any successor provision), the undersigned confirms that such Debenture is being transferred:

         [ ]   To Scientific Games Corporation or a subsidiary thereof; or

         [ ]   To a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended; or

         [ ]   Pursuant to and in compliance with Rule 144 under the Securities
               Act of 1933, as amended; or

         [ ]   Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Debenture has been transferred to Scientific Games Corporation or a subsidiary thereof, the undersigned confirms that such Debenture is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the
Securities Act of 1933, as amended.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:
      -------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  Signature(s)

                                                  Signature(s) must be
                                                  guaranteed by an "eligible
                                                  guarantor institution" meeting
                                                  the requirements of the
                                                  Debenture Registrar, which
                                                  requirements include
                                                  membership or participation in
                                                  the Security Transfer Agent
                                                  Medallion Program ("STAMP") or
                                                  such other "signature
                                                  guarantee program" as may be
                                                  determined by the Debenture
                                                  Registrar in addition to, or
                                                  in substitution for, STAMP,
                                                  all in accordance with the
                                                  Securities Exchange Act of
                                                  1934, as amended.

                                                  ------------------------------
                                                  Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Fundamental Change
Repurchase Election, the Company Repurchase Election or the Assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.